                                                                   EXHIBIT 10.32

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                           TERMS SHEET, MARCH 12, 2003

TERMS                                                 PROVISIONS
PARTIES                          EGENERA ("Customer"), a Delaware corporation
                                 with offices located at 165 Forest St.,
                                 Marlboro, MA 01752.

                                 CELESTICA Corporation ("Supplier"), a Delaware corporation with offices located at 9
                                 Northeastern Boulevard, Salem, NH 03079.

GENERAL                          Supplier and Customer agree that this Terms
                                 Sheet, including Exhibit A (Pricing Agreement and costed boms), constitute a Letter of Agreement between the two companies that describes how they will conduct business, and that it applies to all manufacturing services performed by SUPPLIER for CUSTOMER, regardless of geographic location of SUPPLIER site.

                                 The intent of this agreement is to allow
                                 Supplier to begin procuring material to support
                                 Customer's requirements, and begin the transfer of manufacturing from Customer's current
                                 Supplier. It is a further intent of both parties to develop a pricing model where pricing is aligned by cost drivers.

NEGOTIATION                      PROCESS The parties agree that they will
                                 negotiate for the purpose of completing a
                                 formal manufacturing agreement to govern the
                                 relationship between them. The parties shall
                                 work diligently to complete such an agreement
                                 within ninety days of the signing of this LOA.
                                 This Agreement shall continue to apply until
                                 the execution of the formal manufacturing
                                 agreement.

                                 Either party can terminate the relationship for convenience at any time prior to the execution of the definitive agreement.

                                 Both parties have spent considerable effort to put in place the relationship desired, and have visited many of the terms that will be part of the eventual manufacturing agreement. It is envisioned that the spirit of the work on these issues will become part of the agreement. Any material or pricing reconciliations will take place quarterly.

PRODUCTION EFFORT AND TEST OF    For the purposes of this agreement,
THE PRODUCTS                     manufacturing services refer to prototype
                                 manufacturing, test development and
                                 implementation, new products introduction,
                                 process engineering, materials procurement and
                                 management, printed circuit assembly and test,
                                 systems assembly and test, order management and
                                 fulfillment, quality and Customer satisfaction
                                 management, and post manufacturing services,
                                 plus any other services as mutually agreed by
                                 both parties.

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
TERMS                                                 PROVISIONS
BUSINESS MANAGEMENT PROCEDURES   The parties hereby agree to adopt "Business
                                 Management Procedures", in support of CUSTOMER,
                                 even if such corporate-wide decisions may be
                                 perceived by individual SUPPLIER site(s) to be
                                 sub-optimal, including:

                                 SUPPLIER will name Program Manager, senior materials resource, and senior engineering resource that will be dedicated to CUSTOMER'S business. Named resources to be full time, regular SUPPLIER employees, and not part time, and not contract employees. Changes in named individual will be communicated with a minimum of 30 days notice, and SUPPLIER commits to managing an adequate overlap period to ensure an orderly changeover, provided the reason for the changeover is not the resignation of the named individual from SUPPLIER'S employment.
                                 Notwithstanding this, CUSTOMER Agrees that those resources would be available for consulting purposes on other priorities from time to time, provided those efforts do not dilute the focused effort on CUSTOMER'S business.

                                 -  Monthly business reviews; including
                                    SUPPLIER and CUSTOMER executive level
                                    sponsor attendance quarterly.

                                 -  Annual meetings at the executive level.

                                 - Reporting requirements, including on-going cumulative quality, delivery, and flexibility metrics tracking.

                                 - Quarterly material cost and cost reduction plans and projections.

                                 - Monthly reports and projections of inventory days of supply (DOS) and CUSTOMER liability.

TRANSITION                       SUPPLIER and CUSTOMER both agree to transition
                                 products and services from CUSTOMER'S Current
                                 Manufacturing Services Provider with
                                 appropriate priority, resources, and effort so
                                 as to minimize impact on CUSTOMER'S revenue
                                 stream, or on CUSTOMER'S Customer satisfaction.

                                 Current Manufacturing Services Provider means
                                 CUSTOMER'S Manufacturing Services Provider prior to the time this agreement is signed.

                                 SUPPLIER agrees that all SUPPLIER'S labor, both direct and indirect, necessary to successfully transition these products and services will be provided at SUPPLIER'S expense. Examples include labor necessary to create process packages, design floor layouts, implement production

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
TERMS                                                 PROVISIONS
                                 lines, and establish a materials pipeline.
                                 Exceptions will be agreed to by both parties,
                                 in writing, and treated as NRE.

                                 SUPPLIER and CUSTOMER agree that New Products
                                 Introductions agreements regarding Generic and
                                 Unique Equipment will apply to all other aspects of the Transition from CUSTOMER'S
                                 Current Manufacturing Services Provider.

NEW PRODUCT INTRODUCTIONS        SUPPLIER and CUSTOMER both agree to introduce
                                 new CUSTOMER products with appropriate
                                 priority, resources, and effort so as to
                                 minimize impact on CUSTOMER'S new product
                                 introduction program objectives. It is further
                                 recognized that important CUSTOMER new product
                                 introductions will be underway in parallel with
                                 the Transition from CUSTOMER'S Current
                                 Manufacturing Services Provider, and that the
                                 level of activity may require additional
                                 resources beyond what is normally allocated for
                                 NPI activities alone.

                                 CUSTOMER agrees that all SUPPLIER'S labor, both
                                 Direct (DL) and Indirect (IL), necessary to successfully introduce new CUSTOMER products and services will be provided at CUSTOMER'S expense. This labor includes that necessary to create process packages, develop and debug test programs, design floor layouts, implement production lines, procure prototype materials, build prototypes, implement Engineering Change
                                 Orders (ECOs), and whatever else is necessary.
                                 The charges for these Non-Recurring Engineering
                                 (NRE) activities will be calculated as total IL hours times agreed upon IL rate/hour, plus total DL hours times agreed upon DL rate/hour, unless both parties agree in advance on a total charge for the complete program.

                                 SUPPLIER agrees that each new product design, component selection, and Supplier selection will be assessed for producibility and for cost, and that recommendations will be made for producibility improvement, and for cost reductions. These recommendations will be made as early in the program as possible, so as maximize the opportunity to implement them in the CUSTOMER'S program. CUSTOMER agrees that all such Design For Manufacturability (DIM) efforts will be provided at CUSTOMER expense, at agreed upon NRE hourly rates, provided such feedback is provided in an organized manner and on a timely basis.

                                 SUPPLIER agrees that all Equipment that is Generic to the Manufacturing Services being provided to CUSTOMER will be provided at SUPPLIER expense. Examples of generic equipment are: screen printer, automatic placement equipment, flying probe, 5DX X-ray, ICT equipment, roller lines, packaging equipment, as well as

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
TERMS                                                 PROVISIONS
                                 business systems to support SUPPLIER'S standard
                                 Manufacturing Services offerings.

                                 CUSTOMER agrees that all Equipment that is Uniquely required for the introduction, production, and delivery of CUSTOMER products will be provided at CUSTOMER expense, and will be owned by CUSTOMER. Examples of Unique equipment are: stencils, solder fixtures, ICT fixtures, product functional test equipment,
                                 Master Blaster, and any capitalized CUSTOMER product that is used as part of any test station.

QUALITY SUPPLIER agrees that product price includes benefit from ongoing quality management process, which includes: process measurement and controls, training, appropriate inspections and audits, closed-loop corrective action process, management reviews, and all other activities necessary to understand and manage ongoing product quality.

                                 SUPPLIER certifies that all sites involved in the production and delivery of CUSTOMER'S product are certified to ISO9000/2000.

                                 SUPPLIER agrees that any incremental actions taken by CUSTOMER, that are required to ensure acceptable outgoing quality will be done at the expense of SUPPLIER, and will be billed at agreed upon NRE rates, unless those actions are required due to CUSTOMER'S design, component selection, or Supplier selection.

                                 CUSTOMER agrees that any incremental actions necessary to maintain minimum acceptable levels of outgoing quality will be taken at CUSTOMER'S expense, and will be billed at agreed upon NRE rates, provided those actions are required due to CUSTOMER'S design, component selection, or Supplier selection.

PRICES FOR PRODUCTS              The agreed price for each Product is set forth
                                 in Exhibit A to this agreement.

                                 SUPPLIER and CUSTOMER agree to work together to achieve a [**]% price reduction per year on all products combined. Prices will be reviewed quarterly, and reductions will be measured quarterly from same quarter prior year.

                                 SUPPLIER and CUSTOMER agree that benefits from cost reduction of component materials that are achieved primarily through the efforts of SUPPLIER will be [**]% by SUPPLIER for a period of three months, and [**] between SUPPLIER and CUSTOMER for an additional period of three months, [**]% to CUSTOMER thereafter, provided
                                 CUSTOMER is realizing a cumulative [**]% annual

TERMS                                                 PROVISIONS
                                 material cost reduction across all products. In
                                 the event CUSTOMER is not realizing the [**]%
                                 annual material cost reduction across all
                                 products, benefits from cost reduction of
                                 component materials will be divided between
                                 SUPPLIER and CUSTOMER in a way that will
                                 maximize its contribution to achieving that
                                 goal. This agreement shall be called the
                                 Purchase Price Variance (PPV) sharing
                                 agreement.

                                 SUPPLIER agrees that all material cost
                                 reduction benefits will be disclosed to
                                 CUSTOMER at or before the time the benefit will impact SUPPLIER.

PLANNING ASSUMPTIONS,            CUSTOMER agrees that all demand will be placed
PURCHASING AND COMMODITY         on SUPPLIER in the form of Purchase Orders.
MANAGEMENT SERVICES              CUSTOMER will endeavor to provide purchase
                                 order coverage for a minimum of 90 days to a
                                 maximum of 180 days of requirements.

                                 SUPPLIER and CUSTOMER agree that it is their objective to reach agreement that minimizes the material content that is controlled and/or sourced by CUSTOMER. Such agreement will depend upon terms that support the business objectives of both parties.

                                 SUPPLIER agrees to procure all component materials to fulfill CUSTOMER'S purchase orders, with the exception of components that are managed and sourced directly by CUSTOMER, which are subsequently consigned to SUPPLIER by CUSTOMER. Cost for execution of this responsibility is included in agreed upon price for each product.

                                 All CUSTOMER owned materials that are consigned to SUPPLIER to be kept in a separate, secured inventory location. Records will be maintained for these materials, and CUSTOMER shall have access to the records and materials for audit purposes.

                                 The price of products listed on the Purchase
                                 Order shall be firm, and not subject to change
                                 based on varying costs or expenses of SUPPLIER.
                                 SUPPLIER shall be responsible for any
                                 incremental costs arising from changes in
                                 component prices from the date of the original
                                 purchase order, even if such changes occur
                                 prior to the date on which, according to the
                                 commodity leadtime approved by CUSTOMER (as
                                 specified below), SUPPLIER is first anticipated
                                 to acquire such materials; similarly, SUPPLIER
                                 shall receive the benefit of any incremental
                                 price reduction during that (or subsequent
                                 periods), according to the PPV Sharing
                                 Agreement (above); except as specified below
                                 where CUSTOMER does not place the order within
                                 the specified leadtime, or where SUPPLIER and
                                 CUSTOMER agree to
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
TERMS                                                 PROVISIONS
                                 the contrary in specific instances. Exceptions
                                 would be made for components that have gone on
                                 global allocation by commodity, provided
                                 SUPPLIER can show evidence that diligence has
                                 been applied to mitigate the effects of the
                                 allocation situation.

                                 SUPPLIER also agrees to provide to CUSTOMER prior to or in connection with the Purchase
                                 Orders a listing of all materials that are deemed to be Non-Cancelable, Non-Returnable
                                 (NCNR). Notwithstanding such classification, however, the provisions below regarding rescheduling shall continue apply to such materials.

                                 SUPPLIER agrees to accept changes in purchase order quantities for the third period of every calendar quarter, provided such changes are communicated before 59 days prior to the start of that period. CUSTOMER agrees that those changes will be limited to the range of [**]%/[**]% of total demand for each product for that period, and/or reschedule of demand for each product for that period into the next quarter. Both parties agree, in the event of a reduction and/or reschedule of third period demand, to endeavor to level load the remaining demand for that quarter across the full three periods. SUPPLIER agrees that CUSTOMER will incur no incremental charge as a result of exercising this flexibility agreement.

                                 In the event CUSTOMER finds it necessary to cancel or reduce the quantities in certain purchase orders (in amounts beyond the flexibility set forth above to cancel or restructure orders), CUSTOMER will be responsible for SUPPLIER's out of pocket cost for materials, but SUPPLIER shall use its best efforts, including the full effect of SUPPLIER's global material's leverage, to mitigate such cost. CUSTOMER shall have no liability for labor costs or overhead which are avoided by the failure to manufacture the materials specified in the cancelled or reduced purchase orders.

                                 CUSTOMER agrees that expected requirements beyond the coverage of purchase orders will be communicated in the form of non-binding forecasts, and that through a combination of purchase orders and forecast, will endeavor to provide a full twelve months visibility to expected demand.

                                 CUSTOMER agrees that any requirements for
                                 materials with leadtime greater than the period
                                 for which purchase order coverage is provided
                                 will be supported on an exception basis with a
                                 separate purchase order. SUPPLIER agrees to
                                 provide CUSTOMER with timely notification of
                                 such situations.
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
TERMS                                                 PROVISIONS
                                 SUPPLIER agrees to provide CUSTOMER with a
                                 Standard Leadtime Chart, with which SUPPLIER
                                 commit to leadtime by commodity, as well as
                                 SUPPLIER leadtime commit by component for any
                                 component with a leadtime that exceeds its
                                 Standard commodity leadtime. It is the
                                 responsibility of SUPPLIER to keep the Standard
                                 Leadtime Chart current with revisions as
                                 required. This information will be used for
                                 planning purposes and as the basis for
                                 determination of premium responsibilities.
                                 Customer acknowledges that lead times of
                                 component varies, and supplier will use
                                 reasonable commercial efforts to keep updated
                                 though it can happen that lead times change
                                 with no notice to supplier.

                                 CUSTOMER agrees that incremental costs arising from premiums required to procure certain components within leadtime as defined by Standard Leadtime Chart will be the responsibility of CUSTOMER, provided that timing of CUSTOMER'S purchase order did not allow SUPPLIER enough time to procure those parts at those leadtimes, and provided SUPPLIER informs CUSTOMER on a timely basis of the need for premium, the cause, and he estimated cost, and secures CUSTOMER approval prior to incurring that cost. SUPPLIER agrees that premiums in all other cases are at SUPPLIER expense.

                                 SUPPLIER agrees to develop and propose to CUSTOMER a sourcing strategy that would allow
                                 SUPPLIER to provide [**]% upside for materials availability within six weeks notice, such notice to be communicated in the form of change orders to existing purchase orders. Both parties agree to complete such a plan before the formal manufacturing agreement is signed.

                                 CUSTOMER will consider providing SUPPLIER with a separate purchase order to cover materials for which a minimum order quantity would result in cost savings or avoidance, compared to limiting the procurement to quantities supported by CUSTOMER'S existing purchase orders. SUPPLIER agrees to provide information on a timely basis for consideration and action prior to leadtime for those components.
                                 SUPPLIER further agrees to minimize these situations by taking their total demand across their Customer portfolio into account to endeavor to realize the minimum order quantity.

                                 CUSTOMER agrees to be responsible for all
                                 materials procured by SUPPLIER in support of
                                 CUSTOMER'S purchase orders, provided such
                                 materials were not ordered by SUPPLIER earlier
                                 than leadtime as defined in Standard Leadtime
                                 Charge and provided SUPPLIER can provide
                                 evidence of using best efforts, including the
                                 full effect of SUPPLIER'S global materials
                                 leverage to mitigate. CUSTOMER
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
TERMS                                                 PROVISIONS
                                 agrees to be responsible for finished goods and
                                 work in process, provided those assemblies are
                                 produced in support of CUSTOMER purchase
                                 orders.

PRICES FOR COMPONENTS            To Be Included in Appendix A

BUY DOWN OF INVENTORY            CUSTOMER may "buy down" SUPPLIER'S inventory on
                                 any component parts for the difference between
                                 SUPPLIER'S actual cost and the future
                                 negotiated Component Cost.

ORDER FULFILLMENT                SUPPLIER agrees to build and test certain of
                                 CUSTOMER'S products to a semi-finished goods
                                 state, and perform final configuration and test
                                 of those products when CUSTOMER transmits their
                                 Sales Order for those products to SUPPLIER.

                                 CUSTOMER shall initiate product shipment by transmitting CUSTOMER Sales Orders to SUPPLIER.
                                 Sales Orders to include final quantities, configuration, Customer name, ship to address, and required shipment date. Sales Orders to be transmitted through agreed EDI processes.

                                 SUPPLIER shall ship product on required ship date specified on CUSTOMER Sales Order, provided CUSTOMER Purchase Order supports the required quantities and configurations, and at least one week notice is given to SUPPLIER to allow for final configuration and test of product.

                                 CUSTOMER purchases product at time of shipment from SUPPLIER.

                                 SUPPLIER agrees to extend to CUSTOMER a line of
                                 credit for the purposes of financing inventory,
                                 including component parts, both on hand and, in
                                 the case of NCNR materials, on order, and work
                                 in process, and finished goods, as well as
                                 financing accounts receivable from CUSTOMER.
                                 Amount of Line of Credit to be determined based
                                 on CUSTOMER cash position, burn rate, revenue
                                 stream, payments history, and CUSTOMER business
                                 plan going forward, and other criteria, such
                                 criteria to be disclosed by SUPPLIER to
                                 CUSTOMER prior to its being incorporated into
                                 any calculation. SUPPLIER agrees to communicate
                                 details of method of determination of actual
                                 credit limit, based on these inputs, upon
                                 signing this agreement, these details to
                                 include frequency and timing of credit
                                 analysis. SUPPLIER agrees to provide CUSTOMER
                                 with a minimum of thirty (30) days notice of
                                 any proposed reduction in the line of credit.
                                 Such notice to be communicated in an executive
                                 discussion between both parties. Exceptions to
                                 the 30 day notice would be dramatic and
                                 unfavorable
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
TERMS                                                 PROVISIONS
                                 changes to customer's financial picture.

                                 Delivery terms are fob Supplier's dock.

                                 Unless the Customer provides appropriate exemption certificates, the Customer will be solely responsible for and will pay all taxes.

                                 Warranty is one year on workmanship and pass through on material warranty as long as total warranty is at least one year.

                                 Supplier can accept or reject purchase order(s) but must notify the Customer in writing within 5 days.

                                 In cases where best effort is stated, this will mean reasonable commercial efforts.

INVENTORY CARRYING COSTS         To be included in attachment A

PAYMENT SUPPLIER agrees to invoice CUSTOMER against existing Purchase Order upon shipment of the Product payment due 30 days after receipt of invoice by CUSTOMER.

WARRANTIES -- GENERAL            SUPPLIER provides warranties of good title; no
                                 pending claims; possession of necessary right
                                 and powers; services performed in a competent,
                                 professional manner and in accordance with the
                                 applicable Specifications; each Product and all
                                 Components shall be new and unused at the time
                                 of initial delivery; each Product shall be free
                                 from defects in workmanship, shall be free from
                                 defects in components for which SUPPLIER has
                                 turnkey component management responsibility,
                                 under normal use and operation, and conforms to
                                 the applicable Specification.

WARRANTIES -- EPIDEMIC FAILURE   Special Warranty and procedures for Epidemic
                                 Failure, to be added as a part of the formal
                                 manufacturing agreement.

REPAIR SUPPLIER agrees to repair all hardware products that are returned from the field, subject only to limitations based on technological obsolescence or as otherwise agreed.

                                 CUSTOMER agrees that all materials returned from the field for repair will remain the property of CUSTOMER and be consigned to SUPPLIER for repair.

                                 CUSTOMER agrees to order from SUPPLIER spare
                                 parts to support anticipated repair
                                 requirements. CUSTOMER agrees that such parts
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
TERMS                                                 PROVISIONS
                                 will be owned by CUSTOMER and consigned to
                                 SUPPLIER for the purposes of repair.

                                 SUPPLIER agrees to repair and retest all returned product in a reasonable time period.
                                 Such time period to be determined and specified in the formal manufacturing agreement.

COST OF REPAIR                   SUPPLIER agrees to incur the expense of all
                                 repairs required due to workmanship. With
                                 respect to components for which SUPPLIER has
                                 component management responsibility, SUPPLIER
                                 shall pass through to CUSTOMER the benefit of
                                 all third party warranties on such components;
                                 provided SUPPLIER shall ensure that such
                                 warranties shall extend at least one year from
                                 the date of sale by CUSTOMER of the finished
                                 product containing such component; any
                                 shortfall shall be covered by SUPPLIER

                                 CUSTOMER agrees to incur the expense of all repairs required due to (i) CUSTOMER design issue, (ii) component (other than components for which SUPPLIER has component management responsibility)failure, (iii) repairs based on out-of-warranty or Customer satisfaction
                                 (non-defect) reasons (iv) returned product not assembled by Celestica.

TREATMENT OF USED PARTS          SUPPLIER understands the need to segregate new
                                 and returned/remanufactured/used parts streams,
                                 and will ensure that new products shall be
                                 composed only of new parts, while repaired and
                                 spare parts make be composed of a combination
                                 of returned/remanufactured/used parts.

INTELLECTUAL PROPERTY;           CUSTOMER and supplier will agree on terms of
CONFIDENTIALITY;                 intellectual property in the manufacturing
INDEMNIFICATION;                 agreement.
LIMITATION OF LIABILITY
                                 Standard terms relating to protection of'
                                 confidential information

                                 Standard cross-indemnification provisions

                                 Limitation of liability to direct damages (no consequential damages), with no limitation for indemnification for intellectual property rights infringement by third parties

GENERAL PROVISIONS               Standard provisions, including Access to
                                 Facilities, Force Majeure, Exports law
                                 compliance, Disaster Recovery Plan, Country of
                                 Origin, No Assignment by Supplier,
                                 Massachusetts Law and Venue.

                                 11.1 Customer agrees to indemnify, defend and
                                 hold harmless Celestica from and against all
                                 third party claims, costs, damages, fines,
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
TERMS                                                 PROVISIONS
                                 losses and expenses (including reasonable
                                 attorney's fees) to the extent that such
                                 claims, costs, damages, fines, losses and
                                 expenses result from: (i) death, personal
                                 injury or property damage arising from
                                 Customer's negligent acts or omissions or
                                 willful misconduct; or, (ii) an intellectual
                                 property infringement claim arising from any
                                 specifications, software, information supplied
                                 or any instructions given to Celestica by or on
                                 behalf of the Customer provided that Celestica
                                 gives Customer prompt notice in writing of the
                                 claim, provides reasonable assistance and
                                 cooperation to Customer in defense of the claim
                                 and permits Customer to control the defense of
                                 the claim. Celestica may employ counsel, at its
                                 own expense, to assist in the defense of the
                                 claim. Celestica shall have no authority to
                                 settle any claim on behalf of the Customer.

                                 11.2 Celestica agrees to indemnify, defend and hold harmless Customer from and against all third party claims, costs, damages, fines, losses and expenses (including reasonable attorney's fees) to the extent that such claims, costs, damages, fines, losses and expenses result from: (i) death, personal injury or property damage arising from Celestica's negligent acts or omissions or wilful misconduct; or, (ii) an intellectual property infringement claim arising from
                                 Celestica proprietary manufacturing processes used for the Customer provided that Customer gives Celestica prompt notice in writing of the claim, provides reasonable assistance and co-operation to Celestica in defense of the claim and permits Celestica to control the defense of the claim. Customer may employ counsel, at its own expense, to assist in the defense of the claim. Customer shall have no authority to settle any claim on behalf of Celestica.

                                 EXCLUSIONS AND LIMITATION OF LIABILITY

                                 12.1 To the maximum extent permitted by law, under no circumstances will either party have any liability whether in contract or for negligence or otherwise, and except for any obligation to pay amounts which are properly due and payable hereunder, and whether related to any single event or series of connected events, for any of the following:

                                      (a) any liability in excess of (i) in the case of damage to or loss of tangible property, the value of such property; and
                                      (ii) in any event, regarding any other
                                      liability, the total prices paid for the affected product(s) giving rise to such liability or $500,000 (whichever is the lesser);

TERMS                                                 PROVISIONS
                                      (b) any liability for any incidental
                                      indirect or consequential damages or loss
                                      of business, loss of records or data, loss
                                      of use, loss of profits, revenue or
                                      anticipated savings or other economic loss
                                      whether or not a party was informed or was
                                      aware of the possibility of such loss; or

                                      (c) any third party claims, other than
                                      claims arising under Section 11, against the other party for any loss, damage, costs or expenses.

                                 12.2 Neither the Customer nor Celestica may bring an action more than two (2) years after the cause of action arose. The prevailing party in a legal action will be reimbursed by the other party for its expenses, including reasonable legal fees

                                 By signing below, both parties agree to the terms of this Agreement, and represent that the individuals signing below have authority to bind their respective corporations.

Agreed to:

CELESTICA CORPORATION                       EGENERA

By: /s/Nathan Kawaye                        By: /s/James H. Kelly
   ---------------------------------           ---------------------------------
(Signature)                                 (Signature)

Name: Nathan Kawaye                         Name: James H. Kelly

Title: Sr. VP                               Title: VP. Mfg. Egenera

Date: March 12, 2003                        Date: March 24, 2003

TERM SHEET ATTACHMENT A
TERM SHEET EXHIBIT A

                                       Q3              Q3             Q3              Q3             Q3             Q3        Q3
                                      SMTC
                                   Transition p    CLS Build p
                                      blade          blade          c blade        s blade         spine          frame
          PART NUMBER               980-000023     980-000023     950-000013      950-000014     950-000017     980-000021  MAYNARD
VOLUMES QUOTED                            100                                                                               being
                                                                                                                            jointly
                                                                                                                            worked
Material                          $      [**]   $        [**]           [**]  $       [**]    $         [**]  $       [**]
  any components > $[**]                                                [**]          [**]    $         [**]
any components > $[**]
Total Material                    $      [**]   $        [**]           [**]          [**]    $         [**]          [**]

Material mark up (Q3)       [**]% $      [**]   $        [**]           [**]          [**]    $         [**]          [**]
  Mark up (Q3) comp >300    [**]% $      [**]   $        [**]           [**]          [**]
MVA                               $      [**]   $        [**]           [**]          [**]                            [**]

Mfg Subtotal                      $      [**]   $        [**]   [**]          [**]            $         [**]  [**]

SGA                               $      [**]   $        [**]   [**]          [**]            $         [**]  [**]

Profit                            $      [**]   $        [**]   [**]          [**]            $         [**]  [**]

Total Price                       $      [**]   $        [**]   [**]          [**]            $         [**]  [**]

Note. In Q2'03, pricing will be adjusted if required to account for difference in metal pricing between SMTC and Celestica metal pricing.

NRE

880-11 pca                  [**]  1 per in 980-23
880-17 pca                  [**]  1 per in 950-13
880-3 pca                   [**]  1 per in 950-14
880-21 pca                  [**]  2 per in 950-13
980-21 system               [**]  Transition NRE
DL Hourly Rate for Q2 beyond NRE noted above [**]    IL Rate Hourly for Q2 beyond NRE noted above [**]

10 DAY TURNS, QTY 10,25,50        Material estimated at [**]% higher

                                  MVA [**]% higher

5 DAY TURN                        Premium of [**]% to 10 day turn

COST OF MONEY                     [**]% Cost of Money is the monthly charge that
                                  can be assessed to Egenera by Celestica for
                                  inventory that does not achieve the turns
                                  assumption built into the pricing model. The
                                  details and mechanisms for charging cost of money
                                  will be detailed in the formal Manufacturing
                                  Services agreement.

NOTE ON COSTED BOMS               The cost of some parts were provided by Egenera.
                                  Reconciliation to actual costs will be conducted
                                  and resolved during the quarter. Differences will
                                  be netted and resolved at quarter end.